UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2024

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9210 (Commission File Number)	95-4035997 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events

As previously disclosed, on December 10, 2023, Occidental Petroleum Corporation, a Delaware corporation (“Occidental”), entered into a Partnership Interest Purchase Agreement (the “Purchase Agreement”) with CrownRock Holdings, L.P., a Delaware limited partnership (“Limited Partner”), CrownRock GP, LLC, a Delaware limited liability company (“General Partner” and, together with the Limited Partner, the “Sellers”), Coral Holdings LP, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of Occidental (“LP Purchaser”), and Coral Holdings GP, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Occidental (“GP Purchaser” and, together with the LP Purchaser, the “Purchasers”). Subject to the terms and conditions of the Purchase Agreement, the Purchasers will purchase 100% of the issued and outstanding partner interests of CrownRock, L.P., a Delaware limited partnership (“CrownRock”), from the Sellers (such transaction, the “Acquisition”).

On July 19, 2024, Occidental commenced a private exchange offer to certain eligible holders (the “Exchange Offer”) for any and all outstanding 5.000% Senior Notes due 2029 (the “CrownRock Notes”) issued by CrownRock and CrownRock Finance, Inc. for up to $376,084,000 aggregate principal amount of new notes to be issued by Occidental (the “Occidental Notes”) and cash. In conjunction with the Exchange Offer, Occidental is concurrently soliciting consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the CrownRock Notes (the “CrownRock Indenture”) to, among other things, eliminate from the CrownRock Indenture (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default,” (iii) the reporting covenant, (iv) the restrictions on CrownRock consolidating or merging with or into another person or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or substantially all of its properties or assets to another person and (v) the obligation to offer to purchase the CrownRock Notes upon certain change of control transactions.

The Exchange Offer and Consent Solicitation is being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated July 19, 2024 (the “Offering Memorandum and Consent Solicitation Statement”), and is conditioned upon, among other things, the closing of the Acquisition.

A copy of Occidental’s press release announcing the Exchange Offer and the Consent Solicitation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful.

The Occidental Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Therefore, the Occidental Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 19, 2024, issued by Occidental Petroleum Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Chief Compliance Officer and Corporate Secretary

Date:  July 19, 2024